Exhibit 99.1

Media Inquiries:	Investor Inquiries:

Heather Beardsley	The Plunkett Group

+1 610-208-2278	Brad Edwards

hbeardsley@cartech.com	+1 914-582-4187

brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REAFFRIMS FY23 OUTLOOK AND PROVIDES IMPACT OF HURRICANE IAN

PHILADELPHIA – October 13, 2022 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today reaffirmed its outlook for fiscal year 2023 results and provided an update on the impact of Hurricane Ian on its first quarter of fiscal year 2023 results.

“Our outlook to deliver operating income at fiscal year 2019 levels by the fourth quarter of fiscal year 2023 remains unchanged,” said Tony R. Thene, President and CEO. “We remain confident as we continue to see strength across all of our end-use markets with order entry activity driving backlog growth.”

“We ended our recent first quarter with performance largely in-line with our expectations. Our SAO segment performed at the upper end of our prior guidance, driven by the aerospace ramp and continued improvement in our operations. The PEP segment came in just below expectations due to delayed shipments caused by Hurricane Ian at our Dynamet facility in Florida. We are thankful that the extent of the impact of the hurricane was limited and that our facilities and employees are safely back in operation,” Mr. Thene continued.

For the Specialty Alloy Operations (SAO) segment, operating income is expected to be between $19.5 million and $20.0 million for the first quarter of fiscal year 2023, at the upper end of the prior guidance of between $18.0 million and $20.0 million. The Performance Engineered Products (PEP) segment operating income is expected to be between $6.0 million and $6.5 million, compared to the prior guidance of between $7.0 million and $9.0 million. The slightly lower than anticipated operating income in the PEP segment was primarily the result of delayed shipments at the end of the quarter due to required evacuation orders related to Hurricane Ian at the Company’s Dynamet facility in Florida.

Corporate costs and intersegment eliminations are expected to be approximately $18.0 million for the first quarter of fiscal year 2023, in line with the prior guidance of between $18.0 million and $20.0 million. As a result, operating income for the first quarter of fiscal year 2023 is expected to be approximately $7.5 to $8.5 million, which is largely in line with the sum of prior guidance given for the individual components of operating income.

In addition, the financial results for the first quarter of fiscal year 2023 are expected to include:

•	Nonoperating pension expense of $2.5 million as well as $1.0 million of other expenses;

•	Interest expense of $12.6 million, in line with the FY23 annual guidance of $51 million;

•	Effective income tax rate of 12-13%.

Based on the considerations above, the Company currently expects earnings per share (EPS) for the first quarter of fiscal year 2023 to be in the range of ($0.16) to ($0.14), which is within the range of previous guidance when considering the various components that were provided. These are preliminary estimates subject to finalization and may be subject to change. Additional information and final financial results for the first quarter of fiscal year 2023 will be provided on the Company’s earnings call on October 27, 2022.

Conference Call and Webcast Details

What: Carpenter Technology First Quarter Fiscal 2023 Conference Call

Date: Thursday, October 27, 2022

Time: 10:00 a.m. Eastern Time

Live Call: +1 412-317-9259

Live and Archived Webcast: ir.carpentertechnology.com

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2022, and the exhibits attached to that filing. They include but are not limited to:(1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (20) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.